                                                                  EXHIBIT B

                       AMERICAN UNITED GLOBAL, INC.
                       1996 EMPLOYEE STOCK OPTION PLAN



1.   PURPOSES

            The purposes of the American United Global, Inc. 1996 Employee Stock Option Plan (the "Plan") are to aid American United Global, Inc. and its "subsidiaries" or "parents" (as defined under the federal securities laws) (together the "Company") in attracting and retaining highly capable employees and to enable selected key employees and consultants or other representatives of the Company to acquire or increase ownership interest in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company. Consistent with these objectives, this Plan authorizes the granting to selected key employees and consultants of options to acquire shares of the Company's voting Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the terms and conditions hereinafter set forth.

            Options granted hereunder may be (i) "Incentive Options" (which term, as used herein, shall mean options that are intended to be "incentive stock options" within the meaning of Code Section 422), or (ii) "Nonqualified Options" (which term, as used herein, shall mean options that are not intended to be Incentive Options).

2.   EFFECTIVE DATE

      Following approval by the holders of a majority of the outstanding shares of common stock, this Plan shall become effective on April 25, 1996 (the "Effective Date").

3.   ADMINISTRATION

            (a) This Plan shall be administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors of the Company (the "Board of Directors"), who are selected by the Board of Directors. If, at any time, there are less than two members of the Committee, the Board of Directors shall appoint one or more other members of the Board of Directors to serve on the Committee. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

            (b) A majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members present at any meeting at which a quorum is present, or acts approved in writing by all such members, shall be the acts of the Committee.

            (c) Subject to the other provisions of this Plan, the Committee shall have full authority to decide the date or dates on which options (the "Options") to acquire shares of Common Stock will be granted under this Plan (the "Date of Grant"), to determine whether the Options to be granted shall be Incentive Options or Nonqualified Options, or a combination of both, to select the persons to whom the Options will be granted and to determine the number of shares of Common Stock to be covered by each Option, the price at which such shares may be purchased upon the exercise of such option (the "Option Exercise Price"), and other terms and conditions of the Options. In making those determinations, the Committee shall solicit the recommendations of the President and Chairman of the Board of the Company and may take into account the proposed optionee's present and potential contributions to the Company's business and any other factors which the Committee may deem relevant. Subject to the other provisions of this Plan, the Committee shall also have full authority to interpret this Plan and any stock option agreements evidencing Options granted hereunder, to issue rules for administering this Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of this Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section 3 shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to this Plan or any Option granted hereunder.

4. ELIGIBILITY

          Subject to the provisions of Section 7 below, key employees of the Company (including officers and directors who are employees) and consultants and other representatives of the Company shall be eligible to receive Options under this Plan.

5.   OPTION SHARES

            (a) The shares subject to Options granted under this Plan shall be shares of Common Stock and, except as otherwise required or permitted by Subsection 5(b) below, the aggregate number of shares with respect to which Options may be granted shall not exceed 2,000,000 shares. If an Option expires, terminates or is otherwise surrendered, in whole or in part, the shares allocable to the unexercised portion of such Option shall again become available for grants of Options hereunder. As determined from time to time by the Board of Directors, the shares available under this Plan for grants of Options may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock which have been reacquired by the Company or a subsidiary following original issuance.

            (b) The aggregate number of shares of Common Stock as to which Options may be granted hereunder, as provided in Subsection 5(a) above, the number of shares covered by each outstanding Option and the Option Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend; PROVIDED, HOWEVER, that any fractional shares resulting from any such adjustment shall be eliminated.

            (c) The aggregate fair market value, determined on the Date of Grant (as such term is defined in Section 6(a) below), of the shares of stock with respect to which Incentive Options are exercisable for the first time by an Optionee (as such term as defined in Section 6 below) during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) may not exceed $100,000.

6.   TERMS AND CONDITIONS OF OPTIONS

          The Committee may, in its discretion, grant to a key employee only Incentive Options, only Nonqualified Options, or a combination of both, and each Option granted shall be clearly identified as to its status. Recipients other than employees of the Company can only receive Nonqualified Options. Each Option granted pursuant to this Plan shall be evidenced by a stock option agreement between the Company and the recipient to whom the option is granted (the "Optionee") in such form or forms as the Committee, from time to time, shall prescribe, which agreements need not be identical to each other but shall comply with and be subject to the following terms and conditions:

            (a) OPTION EXERCISE PRICE. The Option Exercise Price at which each share of Common Stock may be purchased pursuant to an Option shall be determined by the Committee, except that (i) the Option Exercise Price at which each share of Common Stock may be purchased pursuant to an Incentive Option shall be not less than 100% of the fair market value for each such share on the Date of Grant of such Incentive Option and (ii) the Option Exercise Price at which each share of Common Stock may be purchased pursuant to a Non-Qualified Option shall not be less than 85% of the fair market value for each share on the Date of Grant of such Nonqualified Option. Anything contained in this Section 6(a) to the contrary notwithstanding, in the event that the number of shares of Common Stock subject to any Option is adjusted pursuant to Section 5(b) above, a corresponding adjustment shall be made in the Option Exercise Price per share.

            (b) DURATION OF OPTIONS. The duration of each Option granted hereunder shall be determined by the Committee, except that each Nonqualified Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease one day before the tenth anniversary of the Date of Grant of such Option and each Incentive Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease one day before the tenth anniversary of the Date of Grant of such Option (in each case, the "Expiration Date").

            (c) VESTING OF OPTIONS. The vesting of each Option granted hereunder shall be determined by the Committee. Only such vested portions of Options may be exercised. Anything contained in this Section 6(c) to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon his or her termination of employment with the Company or any of its subsidiaries for reasons of death, disability or retirement. The Committee shall, in its sole discretion, determine whether or not disability or retirement has occurred.

            (d) MERGER, CONSOLIDATION, ETC. In the event the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to, another corporation and provision is not made pursuant to the terms of such transaction for (i) the assumption by the surviving, resulting or acquiring corporation of outstanding Options, (ii) the substitution therefor of new options granting reasonably similar rights and privileges, or (iii) the payment of cash or other consideration in respect thereof, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 30 days prior to the announced anticipated effective date of the proposed transaction, and the Committee shall specify in such notice a date, which date shall be not less than 10 days prior to the announced anticipated effective date of the proposed transaction (the "Vesting Date"), upon which Vesting Date each Optionee's Options shall become fully (100%) vested. Each Optionee shall have the right to exercise his or her Options to purchase any or all shares then subject to such Options during the period commencing on the Vesting Date and ending at 5:00 p.m. on the day which is two (2) days prior to the announced anticipated effective date of the proposed transaction. If the transaction is consummated, each Option, to the extent not previously exercised prior to the effective date of the transaction, shall terminate on such effective date. If the transaction is abandoned or otherwise not consummated, then to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 6(d), such vesting shall be annulled and be of no further force or effect and the vesting period set forth in Section 6(c) above shall be reinstituted as of the date of such abandonment.

            (e) EXERCISE OF OPTIONS. A person entitled to exercise an Option, or any portion thereof, may exercise it (or such vested portion thereof) in whole at any time, or in part from time to time, by delivering to the Company at its principal office, directed to the attention of its Chairman, President or such other duly elected officer as shall be designated in writing by the Committee to the Optionee, written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the Option Exercise Price for such shares. Such payment shall be made in cash or by certified check or bank draft to the order of the Company; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form, including payment by personal check or by the exchange of shares of Common Stock of the Company previously acquired by the person entitled to exercise the Option and having a fair market value on the date of exercise equal to the price for which the shares of Common Stock may be purchased pursuant to the Option.

            (f) NONTRANSFERABILITY. Options shall not be transferable other than by will or the laws of descent and distribution and no Option may be exercised by anyone other than the Optionee; that if the Optionee dies or becomes incapacitated, the Option may be exercised by his or her estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Plan.

            (g) TERMINATION OF EMPLOYMENT. The following rules shall apply in the event that an Optionee is an employee of the Company as regards such Optionee's termination of employment with the Company:

                  (i) In the event of an Optionee's termination of employment with the Company either (1) by the Company for Cause (as defined in any relevant employment agreement to which Optionee is a party) or for fraud, dishonesty, habitual drunkenness or drug use, or willful disregard of assigned duties by such Optionee in the absence of such an agreement, or
      (2) by the Optionee voluntarily otherwise than at the end of an employment term under a relevant employment agreement to which Optionee is a party and without the written consent of the Company, then the Option shall immediately terminate.

                  (ii) In the event of the Optionee's termination of employment with the Company for reason of retirement or under circumstances other than those specified in subsection (g)(i) immediately above, and for reasons other than death or disability, the Option shall terminate three months after the date of such termination of employment or on the Expiration Date, whichever shall first occur; PROVIDED, HOWEVER, that if the Optionee dies within such 3-month period, the time period set forth in subsection (g) (iii) immediately below shall apply.

                  (iii) In the event of the death or disability, of the Optionee while the Optionee is employed by the Company, the Option shall terminate on the first anniversary of the Optionee's date of termination of employment, or on the

      Expiration Date, whichever shall first occur.

                  (iv) Anything contained in this Section 6 to the contrary notwithstanding, the Option may only be exercised following the Optionee's termination of employment with the Company for reasons other than death, disability or retirement if, and to the extent that, the Option was exercisable immediately prior to such termination of employment.

                  (v) The Optionee's transfer of employment between American United Global, Inc. and its "subsidiaries" and "parents" (as defined under the federal securities laws) shall not constitute a termination of employment and the Committee shall determine in each case whether an authorized leave of absence for military service or otherwise shall constitute a termination of employment.

                  (vi) Termination of the Optionee's employment shall not affect the vesting schedule of the Optionee's Option.

            (h) NO RIGHTS AS STOCKHOLDER OR TO CONTINUED EMPLOYMENT. No Optionee shall have any rights as a stockholder of the Company with respect to any shares covered by an Option prior to the date of issuance to such Optionee of the certificate or certificates for such shares, and neither this Plan nor any Option granted hereunder shall confer upon an Optionee any right to continuance of employment by the Company or interferes in any way with the right of the Company to terminate the employment of such Optionee.

            (i) Each stock option agreement shall specify whether the Options granted thereunder are Incentive Options, Nonqualified Options, or a combination of both.

7.    TEN PERCENT STOCKHOLDERS

            The Committee shall not grant an Incentive Option to an individual who owns, at the time such Incentive Option is granted (directly or by attribution pursuant to Section 425(d) of the Code), shares of capital stock of the Company possessing more than 10% of the voting power of all classes of capital stock of the Company unless, at the time such Incentive Option is granted, the price at which each share of Common Stock may be purchased pursuant to the Incentive Option is at least 110% of the fair market value of each such share on the Date of Grant and such Incentive Option, by its terms, is not exercisable after the expiration of five years from the Date of Grant.

8.    ISSUANCE OF SHARES; RESTRICTIONS

            (a)   Subject to the conditions and restrictions provided in this
Section 8, the Company shall, within 20 business days after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option one or more certificates, registered in the name of such person, for the number of shares of Common Stock with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Section 8.

            (b) Unless the shares subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the "Act") (and, in the case of any Optionee who may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Act, such shares have been registered under the Act for resale by the Optionee), or the Company has determined that an exemption from registration under the Act is available, the Company may require prior to and as a condition of the issuance of any shares of Common Stock, that the person exercising an Option hereunder (i) sign such agreements with respect thereto as the Company may require in any Option Agreement by and between the Company and the Optionee, and (ii) furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the distribution of such shares is registered under the Act or the Company is satisfied that an exemption from such registration is available.

            (c) Anything contained herein to the contrary notwithstanding, the Company shall not be obliged to sell or issue any shares of Common Stock pursuant to the exercise of an Option granted hereunder unless and until the Company is satisfied that such sale or issuance complies with all applicable provisions of the Act and all other laws or regulations by which the Company is bound or to which the Company or such shares are subject.

9.  SUBSTITUTE OPTIONS

            Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Board of Directors, be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or a subsidiary. The terms, provisions and benefits to Optionees of such substitute options shall in all respects be as similar as reasonably practicable to the terms, provisions and benefits to Optionees of the Options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of shares of Common Stock of the Company instead of shares of such other corporation.

10.  TERM OF THE PLAN

          Unless the plan has been sooner terminated pursuant to Section 11 below, this Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of the Effective Date. The provisions of this Plan, however, shall continue thereafter to govern all Options theretofore granted, until the exercise, expiration or cancellation of such Options.

11. AMENDMENT AND TERMINATION OF PLAN

            The Board of Directors at any time may terminate this Plan or amend it from time to time in such respects as it deems desirable; PROVIDED, HOWEVER, that, without the further approval of the stockholders of the Company, no amendment shall (i) increase the maximum aggregate number of shares of Common Stock with respect to which Options may be granted under this Plan, (ii) change the eligibility provisions of Section 4 hereof, or
(iv) create a "modification" of any Incentive Stock Options previously granted or otherwise modify the Plan with respect to the granting of Incentive Stock Options, as those terms are defined under the Code; and PROVIDED, FURTHER, that, subject to the provisions of Section 6 hereof, no termination of or amendment hereto shall adversely affect the rights of an Optionee or other person holding an option theretofore granted hereunder without the consent of such Optionee or other person, as the case may be.

                                                                     EXHIBIT C


                         PROPOSED AMENDMENTS TO BY-LAWS

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS


SECTION 3.     SPECIAL MEETINGS.   Special meetings of the shareholders may be
called at any time by the Board of Directors or, upon written demand, specifying the purpose of the meeting, by the holders of at least 66.66% of the voting power of each class or series of outstanding stock of the Corporation entitled to vote on the matter(s) to be considered at the special meeting.


SECTION 11.    ACTION BY CONSENT.  [DELETED].

                                   ARTICLE III
                               BOARD OF DIRECTORS

Delete Section 2 in its entirety and replace it with the following:

     "SECTION 2.    NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE.  The
number of directors shall be three (3) until such time as the Board of Directors changes the number of directors in accordance with the provisions of this Section 2. The Board shall initially consist of three classes of directors. There shall be one Class A director, one Class B director and one Class C director. Beginning with the 1997 Annual Meeting of Stockholders, the Class A director shall be elected, to hold office until the third Annual Meeting of Stockholders to occur subsequent to the Annual Meeting at which such director was elected and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. Beginning with the 1998 Annual Meeting of Stockholders, the Class B director shall be elected, to hold office until the third Annual Meeting of Stockholders to occur subsequent to the Annual Meeting at which such director was elected and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. Beginning with the 1999 Annual Meeting of Stockholders, the Class C director shall be elected, to hold office until the third Annual Meeting of Stockholders to occur subsequent to the Annual Meeting at which such director was elected and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board of Directors can determine to change the number of directors constituting the Board of Directors, which number shall not be less than three
(3) nor more than nine (9), provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any decrease in the number of directors shall be effective at the time of the next succeeding Annual Meeting of Stockholders at which the election of the director whose position is being eliminated would have been considered, unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next such succeeding Annual Meeting of Stockholders to the extent of the number of such vacancies. In the event of any increase or decrease in the number of directors, the number of additional directors and the number of eliminated directors shall be apportioned among the three classes of directors in a manner which results, to the extent possible, in an equal number of directors being included in each such class. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast at such election shall be elected director. All the directors shall be at least eighteen years of age. Directors need not be stockholders.

     SECTION 11.    REMOVAL OF DIRECTORS.    Any director, or the entire Board
of Directors, may be removed, for cause, by the affirmative vote of the holders of at least 66.66% of the voting power of each class or series of outstanding stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE IX
                                   AMENDMENTS

     These By-Laws may be amended or repealed or new By-Laws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote thereon provided that notice of the proposed amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board at any regular or special meeting of the Board of Directors; provided that Article II, Section 3 of these By-Laws, or Article III Section 2 of these By-Laws, or Article III,
Section 11 of these By-Laws, may only be amended or repealed, or new By-Laws adopted which have the effect of amending or repealing Article II, Section 3 of these By-Laws, or Article III, Section 2 of these By-Laws, or Article III,
Section 11 of these By-Laws, by the affirmative vote of the holders of at least 66.66% of the voting power of each class or series of outstanding stock of the Corporation entitled to vote thereon. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.